UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2006

BH/RE, L.L.C.

(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Blvd. South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 785-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, Theodore W. Darnall resigned from the Board of Managers of OpBiz, L.L.C. (“OpBiz”), a subsidiary of BH/RE, L.L.C. (“BH/RE”), and EquityCo, L.L.C. (“EquityCo”), a subsidiary of BH/RE, effective as of that date, at which time Mr. Thomas M. Smith, a member of the Board of Managers of OpBiz and EquityCo, remained on the Board as the sole Starwood designee to the Board of Managers.

On November 30, 2006, and in connection with OpBiz entering into its new Loan Agreement on such date as described in BH/RE’s Current Report on Form 8-K dated November 30, 2006, Jess M. Ravich’s position as a member of the Board of Managers of OpBiz and a member of the Audit Committee was eliminated, effective as of that date, and replaced with Eugene I. Davis as both a member of the Board of Managers of OpBiz as well as a member of the Audit Committee.  Mr. Davis is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately-held consulting firm specializing in turn-around management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

March 21, 2007	By:	/s/ Donna Lehmann
Donna Lehmann
Chief Financial Officer